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                                PROMISSORY NOTE
$1,000,000.00                                                     March 8, 1999

FOR VALUED RECEIVED, the undersigned, QUE PASA.COM, INC. a Nevada Corporation ("Maker"), promises to pay to the Monolith Limited Partnership ("Holder") in lawful money of the United States of America, the aggregate principal sum of One Million Dollars ($1,000,000.00), together with interest as more fully described below. All payments in respect of this Promissory Note (this "Note") shall be made immediately available funds.

Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. The principal sum of this Note shall bear simple interest at the rate of twelve percent (12%) per annum from the date of this Note through and including the fourth month and fourteen percent (14%) per annum thereafter until Maturity Date, as that term is defined below. The outstanding principal balance under this Note is due and payable on the second anniversary date of this Note. Interest shall be paid monthly on and including the last day of the month. Maker shall have a three day grace period to pay accrued interest for the prior month. If Holder does not receive its interest payment by the end of the grace period, Holder may force Maker into default of its interest payments and cause the remaining interest payments to be paid at fourteen percent (14%) per annum paid monthly for the duration of this Note.

Prepayment of principal amounts outstanding under this Note shall be permitted in whole or in part at any time, without penalty. Any prepayment of principal shall be accompanied by a payment of all accrued interest on the amount of principal being prepaid through the date of payment.

Time is of the essence in the performance of all obligations hereunder. If default be made in payment hereunder, or if default be made in any other term or condition of this Note or any other event of default occurs, Holder or its successor holder hereof may at their option, without further notice or demand, declare this Note immediately due and payable, whereupon this Note shall become immediately due and payable and Maker will pay to Holder the entire unpaid principal balance of this Note, all accrued and unpaid interest earned thereon and all other sums owing in connection with this Note.

Payments received with respect to this Note shall be applied first to costs and expenses of Holder incurred in collecting amounts owned to it under this Note and to enforce its rights or obligations under this Note, then to accrued and unpaid interest and then to principal owing hereunder.

If Maker is in default hereunder and Holder undertakes to collect this Note, Maker will pay to Holder in addition to any indebtedness due and unpaid, all costs and expenses of collection including, without limitation, Holder's reasonable attorneys' fees, whether or not legal proceedings shall be instituted.

Every person or entity at any time liable for the payment of the indebtedness evidenced hereby severally waives: demand, presentment for payment, protest, notice of presentment for payment, protest, and demand; notice of dishonor and nonpayment of this Note and each and every other notice of any kind respecting this Note except as provided herein. Every such person or entity further comments that Holder may renew or extend the time of payment of any part of the whole of the indebtedness and may amend or modify this Note, release or substitute collateral, release any guarantor, surety or Maker of this Note, at any time and from time to time, without limit as to the number or aggregate period of such renewals, extensions, amendments, modifications, releases or substitutions, at the request of any other person or entity liable therefor. Any such renewals, extensions, amendments, modifications, releases or substitutions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced hereby, and shall not affect the obligations of Maker, endorsers, guarantors or articles under this Note.
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This note and all its provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors, transferees, and assigns; and the same shall inure to the benefit of Holder, its successors and assigns. No modification, variation, termination, discharge or abandonment hereof and no waiver of any of the provisions or conditions hereof shall be valid unless in writing and signed by Maker and Holder or their successors, transferees or assigns, as the case may be; and a waiver of any right or remedy on any other occasion. No remedy herein conferred on or reserved to Holder is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waive of any default or acquiescence therein or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

If any one of more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

This Note shall be governed by the internal substantive laws of the State of Arizona (without reference to choice of law principals) and, to the extent they preempt the laws of such state, the laws of the United States.

It is the intent of Maker and Holder to comply with all usury laws (Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the laws chosen by the parties is not. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall this Note require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.



                                   "MAKER"

                                   QUE PASA.COM, INC.



                                   By: /s/ Jeffrey S. Peterson
                                      ------------------------
                                      Jeffrey S. Peterson
                                      President